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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 20, 2004, except for Note 24 as to which the date is March 10, 2004, with respect to the consolidated financial statements and schedules of Danielson Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, into the Danielson Holding Corporation Registration Statement on Form S-3 (No. 333-39144).



                              /s/ Ernst & Young LLP



MetroPark, New Jersey
May 13, 2004